Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-188641 on Form S-8 of Allegheny Technologies Incorporated, of our report dated June 11, 2015, relating to the financial statements and supplemental schedule of ATI Forgings and Castings Savings and Deferral Plan, included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2014.
/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
June 11, 2015